UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 of 15(d) of the Securities Exchange Act of 1934

March 28, 2007

Date of Report (Date of earliest event reported)

AMBASSADORS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-26420	91-1688605
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1071 Camelback Street

Newport Beach, CA 92660

(Address of principal executive offices)

(949) 759-5900

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the issuer under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On March 28, 2007, Ambassadors International, Inc. (the “Company”) entered into a Purchase Agreement with Thomas Weisel Partners LLC (the “Initial Purchaser”). Under the Purchase Agreement, the Company agreed to sell $85 million of 3.75% Convertible Senior Notes due 2027 in a private offering (the “Notes”). In connection with the offering, the Company granted the Initial Purchaser a 13-day over-allotment option to purchase an additional $15 million aggregate principal amount of Notes. A copy of the Purchase Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The description of the Purchase Agreement in this Current Report on Form 8-K is qualified in its entirety by the terms of the Purchase Agreement.

The closing of the sale of the Notes occurred on April 3, 2007. The Notes will be convertible into shares of Ambassadors International, Inc.’s common stock, par value $0.01 per share (“Common Stock”), at a initial conversion rate of 17.8763 shares per $1,000 principal amount of the Notes (which is equivalent to an initial conversion price of approximately $55.94 per share), subject to adjustment upon the occurrence of certain events. Interest on the Notes is payable semi-annually in arrears on April 15 and October 15 in each year, commencing October 15, 2007. The Company may redeem the Notes in whole or in part after April 15, 2012. After April 20, 2010 and prior to April 15, 2012, the Company may redeem all or a portion of the Notes only if the price of the Company’s common stock reaches certain thresholds for a specified period of time. Holders of the Notes may require the Company to purchase all or a portion of the Notes, in cash, on April 15, 2012, April 15, 2017 and April 15, 2022 or upon the occurrence of specified fundamental changes (as defined in the Purchase Agreement). If a holder elects to convert Notes in connection with a specified fundamental change that occurs prior to April 15, 2012, the Company will in certain circumstances increase the conversion rate by a specified number of additional shares.

The Notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities law and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws. The Notes were sold in a private placement transaction to the Initial Purchaser pursuant to Section 4(2) of the Securities Act. The Company relied on this exemption from registration based in part on representations made by the Initial Purchaser in the Purchase Agreement. The Initial Purchaser has represented that it is an institutional accredited investor (as defined under the Securities Act) and has agreed not to re-sell the Notes or the shares underlying the Notes except to those it reasonably believes to be “qualified institutional buyers” in accordance with Rule 144A under the Securities Act.

The Company intends to use the proceeds from the sale to retire the $60 million in seller financing expected to be incurred in connection with its pending acquisition of Windstar Cruises. The remaining proceeds are expected to be used for general corporate purposes and future growth of the Company.

The Notes will be general unsecured obligations and will be effectively subordinated to the Company’s existing and future secured debt to the extent of the value of the collateral securing the debt; equal with any future unsecured debt that does not expressly provide that it is subordinated to the Notes; and senior to any future debt that expressly provides that it is subordinated to the Notes. In addition, the Notes will be structurally subordinated to the existing and future indebtedness and other liabilities, including trade payables, of our subsidiaries.

The Notes are governed by an indenture, dated as of April 3, 2007 (the “Indenture”), between the Company and Wells Fargo Bank, National Association, as trustee (the “Trustee”). A copy of the Indenture is attached hereto as Exhibit 4.1 and is incorporated herein by reference.

The following will be events of default under the indenture:

•	the Company fails to pay the principal of or premium, if any, on any Note when due;

•	the Company fails to pay any interest, including any additional interest, if any, on any Note when due, which failure continues for 30 days;

•	the Company fails to provide timely notice of a fundamental change;

•	the Company fails to deliver shares of common stock upon conversion of the notes within 15 days after the conversion date;

•	the Company fails to perform any other covenant in the Indenture, which failure continues for 60 days following notice as provided in the Indenture;

•

any indebtedness under any bonds, debentures, notes or other evidences of indebtedness for money borrowed, or any guarantee thereof, by us or any of the Company’s significant subsidiaries, in an aggregate principal amount in excess of $5 million is not paid when due either at its stated maturity or upon acceleration thereof, and such indebtedness is not discharged, or such acceleration is not rescinded or annulled, within a period of 30 days after notice as provided in the indenture; and

•	certain events of bankruptcy, insolvency or reorganization involving us or any of the Company’s significant subsidiaries.

If an event of default, other than an event of default arising from events of insolvency, bankruptcy or reorganization involving the Company, occurs and is continuing, either the Trustee or the holders of at least 25% in principal amount of the outstanding Notes may accelerate the maturity of all Notes. If an event of default arising from events of insolvency, bankruptcy or reorganization involving us occurs, then the principal of, and accrued interest (including additional interest, if any) on, all the notes will automatically become immediately due and payable without any declaration or other act on the part of the holders of the Notes or the Trustee.

In connection with the sale of the Notes, the Company entered into a Registration Rights Agreement, dated as of April 3, 2007, with the Initial Purchaser. Under the Registration Rights Agreement, the Company has agreed to file within 120 days of the after the date of the original issuance of the Notes (the “Closing Date”) and use its reasonable efforts to cause to become effective within 210 days after the Closing Date, a shelf registration statement with respect to the resale of the Notes and the shares of Common Stock issuable upon conversion of the Notes (the “Shelf Registration Statement”). Further, the Company will use its reasonable efforts to keep the shelf registration statement effective until the earliest of (A) the sale of all Registrable Securities covered by the Shelf Registration Statement; (B) the expiration of the period referred to in Rule 144(k) of the Securities Act, or any successor rule thereto, with respect to all registrable securities (assuming for the purposes hereof that the holders are not affiliates of the Company); and (C) two years from the Closing Date. The Company will be required to pay additional interest at a rate of not to exceed 0.50% per annum, subject to some limitations, to the holders of Notes if it fails to comply with its obligations to register the Notes and the Common Stock issuable upon conversion of the Notes. A copy of the Registration Rights Agreement is attached hereto as Exhibit 4.2 and is incorporated herein by reference; the description of the Registration Rights Agreement in this Current Report on Form 8-K is a summary and is qualified in its entirety by the full text of the Registration Rights Agreement.

In connection with the sale of the Notes, the Company has agreed, subject to certain exceptions, that for a period of 90 days following March 28, 2007, that without the prior written consent of the Initial Purchaser, it will not (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing description of the lock-up is qualified in its entirety by reference to the full text of the Purchase Agreement.

Current Report on Form 8-K filed on March 30, 2007 is incorporated herein by this reference. This current report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy the notes.

The foregoing description in this Current Report on Form 8-K is qualified in its entirety be reference to the full text of the Purchase Agreement, the Indenture and the Registration Rights Agreement.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 3.02.	Unregistered Sales of Equity Securities.

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

Item 9.01.	Financial Statements and Exhibits.

Exhibit 4.1	Indenture
Exhibit 4.2	Registration Rights Agreement
Exhibit 10.1	Purchase Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMBASSADORS INTERNATIONAL, INC.

Date: April 3, 2007	By:	/s/ Brian Schaefgen
Brian R. Schaefgen
Chief Financial Officer

Exhibit Index

Exhibit Number	Description
4.1	Indenture
4.2	Registration Rights Agreement
10.1	Purchase Agreement